                                                                    EXHIBIT 99.2

               WINDROSE MEDICAL PROPERTIES TRUST AND SUBSIDIARIES
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2004
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                   PRO FORMA
                                                                                    CENTRAL       ADJUSTMENTS
                                                                                 MEDICAL PARK       CENTRAL
                                                                  HISTORICAL     HISTORICAL(A)    MEDICAL PARK         PRO FORMA
RENTAL OPERATIONS:
  Revenues:
    Rental income                                                 $ 30,074          $ 1,858         $     4 (D)         $ 31,936

  Operating expenses:
    Rental Operations                                                8,453              549            --                  9,002
    Depreciation and amortization                                    6,673             --               359 (B)            7,032
                                                                  --------          -------         -------             --------

      TOTAL OPERATING EXPENSES                                      15,126              549             359               16,034
                                                                  --------          -------         -------             --------

        Income from rental operations                               14,948            1,309            (355)              15,902
                                                                  --------          -------         -------             --------

SERVICE OPERATIONS (HADC):
  Total income (loss)  from service operations                         140             --              --                    140
                                                                  --------          -------         -------             --------

GENERAL AND ADMINISTRATIVE EXPENSES:
  Corporate and rental operations                                    3,276             --              --                  3,276
                                                                  --------          -------         -------             --------

        Operating income (loss)                                     11,812            1,309            (355)              12,766

OTHER INCOME (EXPENSE):
  Interest income (expense), net                                    (8,137)            --              (756)(C)           (8,893)
  Gain (loss) on interest rate swap                                    308             --              --                    308
  Other Income (expense)                                              (129)            --              --                   (129)
                                                                  --------          -------         -------             --------

      TOTAL OTHER INCOME (EXPENSE)                                  (7,958)            --              (756)              (8,714)

      Income (loss) before income taxes                              3,854            1,309          (1,111)               4,052

Income tax benefit (expense)                                           (56)            --              --                    (56)
                                                                  --------          -------         -------             --------

Income (loss) before minority interest                               3,798            1,309          (1,111)               3,996

Minority interest in income (loss) of common unit
  holders and other subsidiaries                                      (147)            --                (7)(E)             (154)
                                                                  --------          -------         -------             --------

Net income from continuing operations                                3,651            1,309          (1,118)               3,842

Net income from discontinued operations, net of
  minority interest                                                    402             --              --                    402
                                                                  --------          -------         -------             --------

Net income (loss) available for common shareholders                  4,053            1,309          (1,118)               4,244
                                                                  ========          =======         =======             ========

Net income from continuing operations per common share:
  Basic and diluted                                               $   0.35                                              $   0.37

Net income from discontinued operations per common share:
  Basic and diluted                                                   0.04                                                  0.04
                                                                  --------                                              --------

Net income per common share:
 Basic and diluted                                                $   0.39                                              $   0.41

Weighted average number of common shares
  outstanding                                                       10,370                                                10,370
Weighted average number of common and dilutive
  potential common shares                                           10,740                                                10,740



See accompanying Notes to Pro Forma Condensed Consolidated Financial Statements


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               WINDROSE MEDICAL PROPERTIES TRUST AND SUBSIDIARIES
        NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATION
                                   (UNAUDITED)
                   ($ IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

A. Represents the historical revenues and certain operating expenses of Central Medical Park.

B. Reflects pro forma depreciation and amortization based on the depreciable basis of the Company's acquisition cost, assuming asset lives of 40 years for the building and the life of the lease for the acquired lease intangibles which range from 11 months to 81 months.

C. Interest expense has been adjusted to reflect additional interest expense related to the assumption of debt of $8,282 (face value) and the borrowing on the line of credit related to the Central Medical Park acquisition. A fair value adjustment of $377 was recorded as the interest rate on the debt assumed was above current market rates at the acquisition date. The fixed rate mortgage debts assumed bears interest at a fixed rate of 8.21% and 6.92%. The line of credit bear interest at LIBOR plus 2.0% to 2.5% (4.54% at March 25, 2005).

D. Adjustment to rental income to reflect the amortization of acquired lease intangibles related to above and below market leases on the Central Medical Park acquisition which are amortized to rental income over the life of the leases.

E. Reflects the additional minority interest expense resulting from the increased operating income from the Central Medical Park acquisition based on a weighted average minority ownership of 3.35% at December 31, 2004.